UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2006

______________________________

SYNTROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

4322 South 49th West Avenue
Tulsa, Oklahoma	74107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 592-7900

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Director Compensation

On January 23, 2006, the Board of Directors of Syntroleum Corporation (the “Company”) approved, effective January 1, 2006, the annual compensation to be paid to all non-employee directors and to Mr. Ziad Ghandour for their service on the Board as $50,000 per year, payable on January 1 of each year in a number of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), based on dividing $50,000 by the closing price of the Common Stock on the last trading day of the previous year. Accordingly, the Company issued 5,537 shares of Common Stock to each of Messrs. Alvin R. Albe, Jr., Frank Bumstead, Robert A. Day, P. Anthony Jacobs, Robert R. Rosene and James R. Seward, and 3,215 shares of Common Stock to Mr. Ziad Ghandour (reflecting the withholding of shares for tax purposes), representing compensation for service on the Board for the fiscal year ending December 31, 2006.

Cash Bonuses

On January 23, 2006, the Nominating and Compensation Committee (the “Committee”) of the Board of Directors of the Company exercised its discretion to pay cash bonuses to the following officers after considering the officers’ individual performance and contribution to the Company’s attainment of strategic business objectives and certain financial objectives: John B. Holmes, Jr.—$191,250; Greg G. Jenkins—$132,000; Kenneth A. Agee—$114,750; and Edward G. Roth—$90,000.

Annual Incentive Compensation

On January 23, 2006, the Committee also exercised its discretion to grant 4,336 shares of Common Stock under the Company’s annual incentive plan to Larry Weick, the Company’s Senior Vice President—Business Development, after considering Mr. Weick’s individual performance and contribution to the Company’s attainment of strategic business objectives and certain financial objectives. The Committee also approved grants of Common Stock to other executive officers and employees of the Company.

Long-Term Incentive Compensation

On January 23, 2006, the Committee approved the following stock option awards to the following officers under the Syntroleum Corporation 2005 Stock Incentive Plan (the “Plan”):

Name	Number of Stock Options	Exercise Price
Kenneth L. Agee Chairman	35,000	$9.67
John B. Holmes, Jr. President and Chief Executive Officer.	75,000	$9.67
Greg G. Jenkins Executive Vice President of Finance and Business Development and Chief Financial Officer	50,000	$9.67
Edward G. Roth Senior Vice President, Chief Engineer	35,000	$9.67

A form of stock option agreement is attached as Exhibit 10.1 to this report and is incorporated by reference herein.

The term of each option is ten years from the date of grant. The options become exercisable in five equal amounts on the date of grant and on each of the first four anniversaries of the grant date. The options will terminate upon the first to occur of (1) the expiration of the term and (2) termination of the grantee’s employment, subject to the terms in the award agreement regarding termination due to death or disability, retirement, termination for cause, termination without cause and voluntary termination.

In the event of the grantee’s death or disability, each option will, to the extent exercisable in accordance with the previous paragraph and unexercised as of the date of such event, remain exercisable until the expiration of its term. In the event of the grantee’s termination without cause, each option will, to the extent exercisable in accordance with the previous paragraph and unexercised as of the date of such termination, remain exercisable until the earlier of two years following such termination or the expiration of its term.

If a change of control, as defined in the Plan, occurs, the options will be deemed vested and immediately exercisable.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)      On January 23, 2006, the Company’s Board of Directors amended the Bylaws of the Company to add Section 3.12, a provision allowing the Board to elect former directors to serve as Emeritus Directors to the Board, in order to provide future flexibility for any directors considering retirement. Such Emeritus Directors are not permitted to vote on matters brought before the Board but are entitled to receive reimbursement for expenses, fees and other compensation approved by the Board. The Board has not yet appointed any person to serve as an Emeritus Director. The amendment to the Bylaws is filed as Exhibit 3.1 hereto.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are filed herewith:

3.1	Amendment to the Bylaws of the Company.

10.1	Form of Service Vested Incentive Stock Option Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2006
SYNTROLEUM CORPORATION

	By:	/s/ Carla S. Covey
Carla S. Covey
Senior Vice President of Finance and Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

3.1	Amendment to the Bylaws of the Company.

10.1	Form of Service Vested Incentive Stock Option Award Agreement